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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Acute Care Specialists Co. (PA)
Alliance Corporation (WV)
Charles L. Springfield, Inc. (CA)
Clinic Management Services, Inc. (TN)
Daniel & Yeager, Inc. (AL)
Drs. Sheer, Ahearn & Associates, Inc. (FL)
Emergency Coverage Corporation (TN)
Emergency Management Specialists, Inc. (WV)
Emergency Physician Associates, Inc. (NJ)
Emergency Physicians of Manatee, Inc. (FL)
Emergency Professional Services, Inc. (OH)
Emergicare Management, Incorporated (TN)
Fischer Mangold Partnership (CA)
Herschel Fischer, Inc. (CA)
Hospital Based Physician Services, Inc. (TN)
IMBS, Inc. (FL)
InPhyNet Anesthesia of West Virginia, Inc. (WV)
InPhyNet Contracting Services, Inc. (FL)
InPhyNet Hospital Services, Inc. (FL)
InPhyNet Joliet, Inc. (FL)
InPhyNet Louisiana, Inc. (FL)
InPhyNet Medical Management Institute, Inc. (FL)
InPhyNet South Broward, Inc. (FL)
Karl G. Mangold, Inc. (CA)
Med:Assure Systems, Inc. (TN)
Medical Management Resources, Inc. (FL)
MetroAmerican Radiology, Inc. (NC)
Mt. Diablo Emergency Physicians, a California General Partnership
Neo - Med, Inc. (FL)
Northwest Emergency Physicians, Incorporated (WA)
Paragon Anesthesia, Inc. (FL)
Paragon Contracting Services, Inc. (FL)
Paragon Healthcare Limited Partnership (FL)
Paragon Imaging Consultants, Inc. (FL)
Park Med of Florida, Inc.  (FL)
Quantum Plus, Inc. (CA)
Reich, Seidelmann & Janicki Co. (OH)
Rosendorf Margulies Borushok & Schoenbaum Radiology Associates of Hollywood,
  Inc. (FL)
Sarasota Emergency Medical Consultants, Inc. (FL)
Southeastern Emergency Physicians, Inc. (TN)
Southeastern Emergency Physicians of Memphis, Inc. (TN)
Team Anesthesia, Inc.  (TN)
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Team Health Billing Services, L.P. (TN)
Team Health Financial Services, Inc. (TN)
Team Health Southwest, L.P. (DE)
Team Radiology, Inc. (NC)
THBS, Inc. (DE)
The Emergency Associates for Medicine, Inc. (FL)
Virginia Emergency Physicians, Inc. (VA)

                  TEAM HEALTH RELATED PROFESSIONAL CORPORATIONS

ACS Primary Care Physicians -- Midwest, S.C. (IL)
ACS Primary Care Physicians -- New England, P.C. (NH)
ACS Primary Care Physicians -- Northeast, P.C. (NJ)
ACS Primary Care Physicians -- Southeast, P.C. (GA)
ACS Primary Care Physicians -- Southwest, P.A. (TX)
Acute Care Specialists, Inc. (OH)
Atlantic Physician Services of Maryland, P.C. (MD)
Central Susquehanna OB/GYN, P.C. (PA)
Chase Dennis Emergency Medical Group, Inc. (CA)
Emergency Coverage Services, P.C. (TN)
Emergency Medicine of Florida, Inc. (FL)
Emergency Physician Associates of Delaware, P.C. (DE)
Emergency Physician Associates of Maryland, P.C. (MD)
Emergency Physician Associates of North Carolina, P.C. (NC)
Emergency Physician Associates of North Jersey, P.C. (NJ)
Emergency Physician Associates of Pennsylvania, P.C. (PA)
Emergency Physician Associates of South Jersey, P.C. (NJ)
Emergency Physician Services of New York, P.C. (NY)
Emergency Professionals of Ohio, Inc. (OH)
Fischer Mangold Emergency Services, P.C. (TN)
Illinois Emergency Physicians, S.C. (IL)
InPhyNet Primary Care Physician Southeast PC-Acute Care Express (GA) InPhyNet Primary Care Physicians Medical Corporation West (CA)
InPhyNet Primary Care Physicians -- Midwest, S.C. (IL)
InPhyNet Primary Care Physicians -- New England, P.C. (NH)
InPhyNet Primary Care Physicians -- Northeast, P.C. (NJ)
InPhyNet Primary Care Physicians -- South Dakota, P.C. (SD)
InPhyNet Primary Care Physicians -- Southeast, Professional Corporation (LA) InPhyNet Primary Care Physicians -- Southwest, P.A. (TX)
MetroAmerican Radiology Consultants, P.A. (NC)
Montvale Radiology, P.A. (NJ)
North Jersey Emergency Physicians, P.A. (NJ)
Northwest Emergency Physicians, a California Partnership (CA)
Northwest Physician Associates, a professional corporation (WA)
Ocucare, Inc. (OH)
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Park Med, P.C. (TN)
Provident Physicians, LTD (IL)
Quantum Emergency Physicians, P.A. (TX)
Quantum Healthcare Medical Associates, Inc. (CA)
Radiology Group, P.A. (FL)
South Carolina Emergency Physicians, P.C. (SC)
Southeastern Emergency Services, P.C. (TN)
Southeastern Emergency Services of Memphis, P.C. (TN)
Southeastern Medical Group, P.C. (TN)
Team Anesthesia Services, P.C. (TN)
Team Health, P.A.  (TX)
Team Physicians of Arizona, P.C. (AZ)
Team Physicians of California Medical Group, Inc. (CA)
Team Physicians of Florida, P.A. (FL)
Team Physicians of Ohio, Inc. (OH)
Team Physicians of Texas, P.A. (TX)
Team Physicians of West Virginia, Inc. (WV)
Team Physicians, P.C. (TN)
TR Physicians, P.C. (NC)
William C. Heymann, P.A. (CA)

                           TEAM HEALTH JOINT VENTURES

Mid-Ohio Emergency Services, L.L.C. (OH)
St. Vincent's Emergency Physicians, Ltd. (OH)
InPhyNet Gulf Coast, Inc. (FL)
InPhyNet Wichita, Inc. (FL)
Louisiana Emergency Medical Consultants, Inc. (FL)
Park Med Ambulatory Care, P.C. (TN)
Health Alliance, L.L.C. (TN)
Methodist Medical Center of Oak Ridge Joint Venture (TN)